SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 31, 2007

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 12, 2007, Natural Nutrition, Inc., a Nevada corporation (f/k/a CSI Business Finance, Inc., the Florida corporation and hereinafter referred to as the “Company”), filed a Current Report on Form 8-K disclosing that, in connection with on-going settlement negotiations with Nesracorp, Inc. (“Nesracorp.”), Interactive Nutrition International, Inc. (“INII”), certain employees of INII (the “Principals”) and PriceWaterhouseCoopers, as Receiver and Manager of INII pursuant to Section 246(2) of the Bankruptcy and Insolvency Act of Canada (together with the Company, Nesracorp., the Principals and INII, the “Parties”), the Parties executed an agreement (the “Agreement”) pursuant to which neither the Company nor Nescracorp. shall take any further action in respect of those litigation matters currently proceeding in the Ontario Superior Court of Justice (the “Court”) and shall adjourn all pending proceedings before the Court until March 31, 2007.

On March 31, 2007, the Agreement expired on its terms. As of the date of this report, the Parties are negotiating an extension of such Agreement, however there is no guarantee that such extension or any other agreement by and among the Parties will be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	NATURAL NUTRITION, INC.

	By:	/s/ Timothy J. Connolly
	Name:	Timothy J. Connolly
	Title:	Chief Executive Officer